Exhibit 10.4

RESTRICTED STOCK AGREEMENT

(under the 2013 Omnibus Equity Compensation Plan)

This Restricted Stock Agreement (this “Agreement”) entered into as of [________], 2020 (“Grant Date”) between VerifyMe, Inc. (the “Company”), and [________] (the “Recipient”).

WHEREAS, by action taken by the Board of Directors (the “Board”) it adopted the 2013 Omnibus Equity Compensation Plan, as amended (the “Plan”);

WHEREAS, it has been determined that in order to enhance the ability of the Company to attract and retain qualified employees, consultants, officers and directors, the Company may grant employees, consultants, officers and directors restricted shares of Common Stock pursuant to awards under the Plan.

WHEREAS, the Company is of the opinion that its interests will be advanced by granting the Recipient an award of Restricted Stock, thus providing the Recipient with a more direct stake in the welfare of the Company and creating a closer relationship between the Recipient’s interests and those of the Company.

WHEREAS, the Board intends to grant the Recipient an award of Restricted Stock under the Plan; and

NOW, THEREFORE, in consideration of services rendered to the Company by the Recipient and other good and valuable consideration, receipt of which is acknowledged, the Company hereby grants this award to the Recipient on the terms expressed herein.

1.            Award.  As of the Grant Date, the Recipient has been granted [________] restricted shares of restricted common stock (the “Restricted Stock”) under the Plan in exchange for the Recipient’s continued service as a director of the Company; on the terms and conditions set forth in the Plan and this Agreement.  All certificates issued shall contain an appropriate restrictive legend. The Recipient acknowledges receipt of a copy of the Plan. Capitalized terms used but not defined in this Agreement will have the meaning ascribed to them in the Plan.

2.            Vesting.  The Restricted Stock shall vest in full one-year from the Grant Date, subject to continued services as a director of the Company through such date.  The Restricted Stock shall be unregistered unless the Company voluntarily files a registration statement covering such shares with the Securities and Exchange Commission.

3.            Forfeiture.  Notwithstanding any other provision of this Agreement, at the option of the Board or the Compensation Committee, all shares of Restricted Stock subject to this Agreement shall be immediately forfeited in the event that the Recipient:

(a)       purchases or sells securities of the Company without written authorization in accordance with the Company’s inside information guidelines then in effect;

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(b)       breaches any duty of confidentiality including that required by the Company’s inside information guidelines then in effect;

(c)       competes with the Company;

(d)       recruits Company personnel after ceasing to be a director;

(e)       acts in a disloyal manner to the Company; or

(f)        has acted against the interests of the Company.

Notwithstanding any other provision of this Agreement, if the Recipient ceases to act in the capacity as described in Section 3 prior to the date that all of the shares of Restricted Stock are vested, the Recipient shall automatically forfeit to the Company all unvested shares.  Shares that are not vested are referred to herein as Unvested Shares.

4.            Profits on the Sale of Certain Shares; Cancellation.  If any of the events specified in Section 3 of this Agreement occur within one year from the last day as service as a director (the “Termination Date”), all profits earned from the Recipient’s sale of the Company’s Restricted Stock during the two-year period commencing one year prior to the Termination Date shall be forfeited and forthwith paid by the Recipient to the Company.  Further, in such event, the Company may at its option, cancel the shares of Restricted Stock granted under this Agreement.  The Company’s rights under this Section 4 do not lapse one year from the Termination Date but are a contract right subject to any appropriate statutory limitation period.

5.            Refusal to Transfer.  The Company shall not be required to transfer on its books any of the Restricted Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or to treat as owner of such Restricted Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Restricted Stock shall have been so transferred.

6.            Tax Withholding.  The Recipient acknowledges and agrees that the Company may require the Recipient to pay, or may withhold from sums owed by the Company to the Recipient, any amount that the Company, in its sole discretion, deems necessary to comply with any federal, state or local withholding requirements for income tax purposes.  The failure to pay the required taxes to the Company within 10 days after written request shall permit the Company to decline to remove the restrictive legend on the stock certificate.

7.            Section 83(b) Election.  The Recipient hereby acknowledges that he or she may file a Section 83(b) election with the Internal Revenue Service within 30 days of the Grant Date, electing thereby to be taxed on the fair market value of the Restricted Stock as of the Grant Date. Absent such an election, ordinary income will be measured and recognized by the Recipient as the shares vest. If the Recipient makes a Section 83(b) election and later forfeits any unvested Restricted Stock upon termination of service to the Company, the Recipient could suffer adverse tax consequences. The Recipient is strongly encouraged to seek the advice of his or her own tax consultants in connection with the grant of the Restricted Stock and the advisability of filing of an election under Section 83(b) of the Internal Revenue Code.

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The Recipient acknowledges that it is his or her sole responsibility and not the Company’s responsibility to file the election under Section 83(b), even if  the Recipient requests the Company or its representative to make this filing on the recipient’s behalf.

8.        No Guarantee of Continued Service.  The Recipient acknowledges and agrees that the Restricted Stock shall vest only through continued service to the Company as a director or, through a Change of Control of the Company. The Recipient further acknowledges and agrees that neither this Agreement nor the vesting schedule set forth herein constitute an express or implied promise of continued service as a director of the Company and shall not interfere with the Company’s shareholders’ or the Recipient’s right to terminate the Recipient’s relationship with the Company at any time, with or without cause. In the event of a Change of Control, all Unvested Shares will immediately vest as of one minute prior to the Change of Control. Notwithstanding the terms of the Plan, for purposes of this Agreement, “Change of Control” shall have the meaning given such term in the Company’s 2017 Equity Incentive Plan.

9.       Parties Bound by Plan. The Plan is hereby incorporated into this Agreement by reference. The Plan and each determination, interpretation or other action made or taken pursuant to the provisions of the Plan shall be final and shall be binding and conclusive for all purposes on the Company and the Recipient and the Recipient’s respective successors in interest.

10.       Severability.  If any term or condition of this Agreement shall be invalid or unenforceable to any extent or in any application, then the remainder of this Agreement, and such term or condition except to such extent or in such application, shall not be affected hereby and each and every term and condition of this Agreement shall be valid and enforced to the fullest extent and in the broadest application permitted by law.

11.       Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

12.       Notices and Addresses.  All notices, offers, acceptance and any other acts under this  Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar overnight next business day delivery, or by email delivery followed by overnight next day delivery, as follows:

The Recipient:	To the Recipient at the address on the signature page of this Agreement.

The Company:	VerifyMe, Inc. Clinton Square 75 S. Clinton Ave., Suite 510 Rochester, NY 14604 Attention: Patrick White Email: [***]

with a copy to:	Harter Secrest & Emery LLP 1600 Bausch & Lomb Place Rochester, NY 14604 Attention: Alex R. McClean, Esq. Email: [***]

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or to such other address as either of them, by notice to the other may designate from time to time. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

13.           Attorney’s Fees.  In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney’s fee, costs and expenses.

14.           Governing Law.  This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the laws of the State of Nevada without regard to choice of law considerations.

15.            Entire Agreement. This Agreement (including the Plan) constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against whom enforcement or the change, waiver discharge or termination is sought.

16.          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual, PDF, electronic or facsimile signature.

17.           Headings.  Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

18.           Stop-Transfer Orders.

(a)       The Recipient agrees that, in order to ensure compliance with the restrictions set forth in the Plan and this Agreement, the Company may issue appropriate “stop transfer” instructions to its duly authorized transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(b)       The Company shall not be required (i) to transfer on its books any shares of Common Stock that have been sold or otherwise transferred in violation of any of the provisions of the Plan or the Agreement or (ii) to treat the owner of such shares of Common Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares of Common Stock shall have been so transferred.

[Signature Page To Follow.]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date aforesaid.

VERIFYME, INC.

By:
Name:
Title:

RECIPIENT

By:
Name:

Address of the Recipient:

Email address:

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